UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2023

Enfusion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40949	87-1268462
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 South Clark Street, Suite 750	60603
Chicago, Illinois
(Address of principal executive offices)	(Zip code)

(312) 253-9800
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ENFN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02   Unregistered Sales of Equity Securities.

On June 15, 2023, Enfusion, Inc. (the “Company”) sold 1.2 million shares of Class A common stock of the Company, par value $0.001 per share (the “Shares”), in a private placement at a per share purchase price equal to the average of the closing price of the Class A common stock over the 20 trading days preceding the transaction, which was approximately $8.12.  The Company issued the Shares in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption based in part on representations made by the purchasers, including those with respect to each purchaser’s investment intent.

The sale of the Shares resulted in aggregate proceeds of approximately $9.7 million. The Company intends to use these proceeds to satisfy withholding tax obligations arising from federal, state and foreign payroll taxes related to its issuance on June 15, 2023 of approximately 2.8 million shares of Class A common stock (the “June Deferred Share Issuance”) to former holders of Award Units under the Company’s former Change in Control Bonus Plan and to a non-executive employee, as described further in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, under the Risk Factor entitled “Our obligations to issue Class A common stock to former holders of Award Units under our former Change in Control Bonus Plan could expose us to a variety of risks that could adversely impact the market price of our Class A common stock” (such obligation to issue shares, the “Deferred Share Issuance Obligation”).

After giving effect to the June Deferred Share Issuance, approximately 4.4 million shares of the Deferred Share Issuance Obligation remain to be issued no later than October 20, 2023.

Note Regarding Forward-Looking Statements

The disclosure contained in this Current Report on Form 8-K contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the anticipated use of proceeds from the sale of the Shares. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “intend(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and are subject to risks and uncertainties, including those described in the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, its quarterly reports on Form 10-Q and other filings made with the SEC from time to time. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2023	ENFUSION, INC.

	By:	/s/ Matthew R. Campobasso
	Name:	Matthew R. Campobasso
	Title:	General Counsel